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                                                                     Exhibit 2.7

                                 MUTUAL RELEASE

     This Mutual Release ("Release") is made and entered into as of the 3rd day of May, 2002, by and among Continental Illinois Venture Corporation, a Delaware corporation ("CIVC"), CIVC Partners I, a Delaware limited partnership ("Partners"), each of the other signatories of this Release under the heading "Sellers" on the signature pages hereto (collectively with Partners and CIVC, the "Sellers"), TLL Partners, LLC, a Delaware limited liability company ("Purchaser"), Teletouch Communications, Inc., a Delaware corporation ("Teletouch"), Marcus D. Wedner ("Wedner"), a resident of the State of Illinois, Thomas E. Van Pelt, Jr. ("Van Pelt"), a resident of the State of Illinois, and Christopher J. Perry ("Perry"), a resident of the State of Michigan.

                                    RECITALS

     WHEREAS, pursuant to the Option and Securities Agreement dated as of August 24, 2001, by and among Purchaser and the Sellers (the "Agreement") each Seller granted Purchaser an option to buy all of such Seller's respective right, title and interest in the Teletouch Securities (as defined in the Agreement); and

     WHEREAS, Purchaser has exercised the option in accordance with the Agreement and has purchased the Teletouch Securities effective as of the date hereof; and

     WHEREAS, Wedner, Van Pelt and Perry ("CIVC Representatives") either have or have had a relationship with CIVC and Partners during such time that CIVC and Partners owned Teletouch Securities and as a result of such relationship have each served on the Board of Directors of Teletouch; and

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     WHEREAS, the parties hereto desire to achieve finality regarding the
Sellers' and the CIVC Representatives' respective relationships with Teletouch;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Agreement and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, and on the terms and subject to the conditions contained herein, the signatories hereto hereby agree as follows. All defined terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

                                    ARTICLE I

                            EFFECTIVENESS OF RELEASE

     This Release is effective at the time of the completion of the Closing of the purchase and sale of the Teletouch Securities on the Closing Date pursuant to the Agreement.

                                   ARTICLE II
                                 MUTUAL RELEASES

     Section 2.1 Release by Sellers. Except as provided in Section 3.4 below,
                 ------------------
the Sellers and the CIVC Representatives (on behalf of themselves and each of their successors, assigns and Affiliates), hereby release, acquit and discharge Purchaser, Teletouch and each of their personal representatives, affiliated companies, employees, former employees, agents, attorneys, certified public accountants, financial advisors, legal representatives, general partners, limited partners, officers, directors, shareholders, successors, and assigns including Robert M. McMurrey (the "Other Parties"), of and from any and all existing known and unknown claims, demands, and causes of action for all existing known and unknown damages (including, without limitation, punitive and exemplary damages) and remedies, which have accrued or may accrue to any of the Sellers or CIVC Representatives on account of any matter related to the

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Teletouch Securities or any Seller's or CIVC Representative's relationship with
Teletouch as a holder of the Teletouch Securities or, subject to Section 3.4, as an owner, director or officer or former owner, director or officer of Teletouch, including but not limited to, all claims, demands, and causes of action of any nature, whether in contract or in tort, whether based upon intentional or non-intentional conduct, or arising under or by virtue of any statute or regulation, that are now recognized by law or that may be created or recognized in the future by any manner, including but not limited to causes of action for: all actual damages, all exemplary and punitive damages, all penalties of any kind, any claim of injury, including claims of breach of fiduciary duty, attorneys fees, expenses, and prejudgment and post-judgment interest, whether arising before or after the Closing Date and whether such claims are heretofore or hereafter accruing, whether asserted or unasserted, known or unknown, that any Seller or CIVC Representative now have or in the future may have against Purchaser, Teletouch and the Other Parties (collectively, the "Released Parties"), other than any breach of this Release.

         Section 2.2 Release by Purchaser and Teletouch. Except as provided in
                     ----------------------------------
Section 3.4 below, the Purchaser and Teletouch (on behalf of themselves and each of their successors, assigns and Affiliates) hereby release, acquit and discharge the Sellers and the CIVC Representatives and each of their personal representatives, affiliated companies, employees, former employees, agents, attorneys, certified public accountants, financial advisors, legal representatives, general partners, limited partners, officers, directors, shareholders, successors, and assigns (the "Other Seller Parties"), of and from any and all existing known and unknown claims, demands, and causes of action for all existing known and unknown damages (including, without limitation, punitive and exemplary damages) and remedies, which have accrued or may accrue to the Purchaser or Teletouch on account of any matter related to the Teletouch Securities or any Seller's or CIVC Representative's relationship with Teletouch, including a relationship as a holder of the

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Teletouch Securities or as an owner, director or officer or former owner, director or officer of Teletouch, including but not limited to all claims, demands, and causes of action of any nature, whether in contract or in tort, whether based upon intentional or non-intentional conduct, or arising under or by virtue of any statute or regulation, that are now recognized by law or that may be created or recognized in the future by any manner, including but not limited to causes of action for: all actual damages, all exemplary and punitive damages, all penalties of any kind, any claim of injury, including claims of breach of fiduciary duty, attorneys fees, expenses, and prejudgment and post-judgment interest, whether arising before or after the Closing Date and whether such claims are heretofore or hereafter accruing, whether asserted or unasserted, known or unknown, that Purchaser or Teletouch now have or in the future may have against the Sellers and the Other Seller Parties (collectively, the "Seller Released Parties"), other than any breach of this Release.

         Section 2.3 Authority of Signatories. (a) Each of the Sellers and the
                     ------------------------
CIVC Representatives expressly warrants to the Released Parties that it is legally competent and, if an entity, has the corporate, partnership or trust power and authority to execute this Release, that it is authorized to bind itself and its affiliates to the terms and provision of this Release and by executing this Release hereby binds itself and its affliates to the terms and provisions hereof, that it has not made any promise or agreement to Teletouch or the Purchaser except as expressed in this Release or pursuant to the Agreement nor has it made any promise or agreement contrary thereto, that its execution, delivery and performance of this Release does not conflict with or result in default under any other agreement to which it is a party, that each Seller and CIVC Representative is relying on its own judgment and is represented by an attorney of its own choosing in this matter or had the opportunity to be represented by an attorney of its own choosing in this matter, that respective attorney for each has explained the contents of this Release to it and explained the legal consequences of this Release, and that each Seller and CIVC Representative understands that this Article

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II shall, at the Closing Date, operate as a full, complete, and final release and settlement of all possible claims and causes of action relating to the matters discussed herein, except as otherwise expressly provided herein.

       (b) Each of the Purchaser and Teletouch expressly warrants to the Seller Released Parties that it is legally empowered to execute this Release, that it is authorized to bind itself and its affiliates to the terms and provision of this Release and by executing this Release hereby binds its affiliates to the terms and provisions hereof, that neither Purchaser nor Teletouch has made any promise or agreement to any Seller or CIVC Representative except as expressed in this Release or pursuant to the Agreement, nor have they made any promise or agreement contrary thereto, that their execution, delivery and performance of this Release does not conflict with or result in a default under any other agreement to which they are a party, that Purchaser and Teletouch are relying on their own judgment and each is represented by an attorney of its own choosing in this matter, that Purchaser's and Teletouch's attorneys have explained the contents of this Release to them and explained the legal consequences of this Release, and that Purchaser and Teletouch understand that this Article II shall, at the Closing Date, operate as a full, complete, and final release and settlement of all possible claims and causes of action relating to the matters discussed herein, except as otherwise expressly provided herein.

                                   ARTICLE III
                                  MISCELLANEOUS

       Section  3.1 No Admission. Neither the execution nor the delivery of
                    ------------
this Release, nor the performance of the terms hereof, by any of the parties hereto shall be considered an admission by any of them of any present or past wrongdoing or liability, and any and all such alleged admissions or liabilities are hereby expressly denied by all of the parties hereto.

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         Section 3.2  Ownership of Claims. (a) Each of the Sellers and the CIVC
                      -------------------
Representatives warrant to the Released Parties that such party is the sole owner of, and it has not sold, assigned or otherwise transferred (with or without consideration) to any person, any claims, liabilities, demands, obligations, rights, damages, costs, expenses or causes of action or interests resulting from any matter, related to the Teletouch Securities and each Seller's and CIVC Representative's relationship with Teletouch as a holder of the Teletouch Securities, being released hereby.

         (b) Each of Purchaser and Teletouch warrants to the Seller Released Parties that such party is the sole owner of, and it has not sold, assigned or otherwise transferred (with or without consideration) to any person, any claims, liabilities, demands, obligations, rights, damages, costs, expenses or causes of action, or interests resulting from any matter, related to the Teletouch Securities and Purchaser's relationship with Teletouch as a holder of the Teletouch Securities, being released hereby.

         Section 3.3  Covenants Not to Sue. It is the intent of the parties that
                      --------------------
the mutual consideration received pursuant to this Release and the Agreement satisfies and finally resolves all controversies that have arisen or may arise between or among them in all capacities relating to or arising out of any matter related to the Teletouch Securities and the parties relationship with Teletouch as a holder of a Teletouch Security and each of the parties agrees that such controversies are hereby satisfied and resolved. It is expressly intended and agreed that no party hereto shall assert against any other party on his or its behalf, or on behalf of any person not a signatory hereto, any claim based on the matters encompassed by the mutual releases contained herein.

         Section 3.4  Related Agreements. Notwithstanding anything contained
                      ------------------
herein to the contrary, this Release does not modify, release or in any way alter the obligations and liabilities of any party hereto under Sections 7.1 and
7.2 of the Agreement. Further, notwithstanding anything herein that may be construed to the contrary, this Release shall not restrict or limit the right of the CIVC Representatives to indemnification for claims of third parties within the coverage of any insurance policy issued to Teletouch for the benefit of its directors and officers, provided that such third party claims are not brought by or on behalf of any Seller, CIVC Representative or any of their respective Affiliates. The Certificate of Incorporation and the By-Laws of Teletouch shall contain the provisions with respect to indemnification and exculpation horn liability set forth in Teletouch's Certificate of Incorporation and By-Laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Closing Date in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Closing Date were directors, officers, employees or agents of Teletouch, unless such modification is required by law. In addition, during such period, Teletouch shall use commercially reasonable efforts to maintain in effect its current directors' and officers' liability insurance covering those persons who are currently covered on the date of this Agreement by its directors' and officers' liability insurance policy (the "Indemnified Parties"); provided that
(i) Teletouch may substitute for its current policies with at least the same coverage containing terms and conditions which are no less advantageous and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Closing Date or, if such insurance coverage is not otherwise available, cause Teletouch's directors' and officers' liability insurance then in effect to cover those persons who are covered on the date of this Agreement by any such insurance policy with respect to those matters covered by such insurance policy, and (ii) as used in this
Section 3.4, "commercially reasonable efforts" shall take into account, inter alia, the cost of maintaining any insurance required under this Section 3.4 in relation to Teletouch's financial condition.

                                       -7

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         Section 3.5  Multiple Counterparts. This Release may be executed in
                      ---------------------
multiple counterparts, each of which shall be deemed to be and have the same force and effect of an original, and all of which, taken together, shall constitute and be construed as a single agreement.

         Section 3.6  Construction. This Release shall not be construed against
                      ------------
any party because of such party's involvement in the preparation or drafting of this Release or the Agreement.

         Section 3.7  Illegality. If any provision of this Release is held to be
                      ----------
illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and shall in no way affect the validity or enforceability of this Release or any other provision herein.

         Section 3.8  Entire Agreement. This Release constitutes the entire
                      ----------------
agreement among the parties as to the matters set forth herein and supersedes any and all prior agreements or representations with respect to such matters, whether written or oral, all of which are hereby waived, except for the agreements and representations referred to or set forth in this Release. The parties to this Release represent and agree that in deciding to enter into this Release, they have not relied on any information and/or representation from any other party or their agents that are not expressly contained in this Release and that each party has relied solely on its own judgment after obtaining advice of legal counsel who has read and explained to each such party the entire contents of this Release in full.

         Section 3.9  Governing Law. THIS RELEASE SHALL BE GOVERNED BY AND
                      -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW. Each of the Sellers, CIVC Representatives, Purchaser and Teletouch irrevocably: (a) agrees that process may be served upon it in any manner authorized by the laws

                                      -8-

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of the State of Texas for such signatory; and (b) covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.

     IN WITNESS WHEREOF, each of the undesigned has signed, or caused one of its duly authorized representatives to sign, this Release as of the date first above written.

                                              PURCHASER:

                                              TLL PARTNERS, LLC

                                              By: ______________________________
                                              Name: ____________________________
                                              Title: ___________________________

     SUBSCRIBED AND SWORN to before me by ____________________ on this _____ day of ____, 200_.

                                              __________________________________
                                              Notary Public, State of ________

                                              TELETOUCH:

                                              TELETOUCH COMMUNICATIONS, INC.

                                              By: ______________________________
                                              Name: ____________________________
                                              Title: ___________________________

     SUBSCRIBED AND SWORN to before me by ____________________ on this _____ day of ____, 200__.

                                              __________________________________
                                              Notary Public, State of ________

                                              SELLERS:

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

                                        CIVC Partners I

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

     SUBSCRIBED AND SWORN to before me by __________________ on this _______ day of ________, 200__.

                                        ________________________________________
                                        Notary Public, State of _________

                                        Continental Illinois Venture Corporation

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

     SUBSCRIBED AND SWORN to before me by __________________ on this _______ day of _________, 200__.

                                        ________________________________________
                                        Notary Public, State of ________

                                        ________________________________________
                                        Leonard G. Friedel

     SUBSCRIBED AND SWORN to before me by Leonard G. Friedel on this _____ day of ________, 200__.

                                        ________________________________________

                                      -lO-

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                                      Notary Public, State of __________

                                      __________________________________________
                                      Bruce C. Stevens

       SUBSCRIBED AND SWORN to before me by Bruce C. Stevens on this _______ day of ________, 200__.

                                      __________________________________________
                                      Notary Public, State of __________

                                      __________________________________________
                                      Celeste G. Stevens

       SUBSCRIBED AND SWORN to before me by Celeste G. Stevens on this ______day of ________, 200__.

                                      __________________________________________
                                      Notary Public, State of __________

                                      __________________________________________
                                      Andrew J. Bahnfleth

       SUBSCRIBED AND SWORN to before me by Andrew J. Bahnfleth on this ________ day of _______, 200__.

                                      __________________________________________
                                      Notary Public, State of __________

                                      __________________________________________
                                      Mark D. Fleming

       SUBSCRIBED AND SWORN to before me by Mark D. Fleming on this _______ day of ________, 200__.

                                      -ll-

                                              __________________________________
                                              Notary Public, State of _______

                                              PATRICIA FLEMING TRUST

                                              By: ______________________________
                                              Name: ____________________________
                                              Title: ___________________________

       SUBSCRIBED AND SWORN to before me by ______________________ on this _____ day of ________, 200__.

                                              __________________________________
                                              Notary Public, State of _______

                                              CIVC REPRESENTATIVES:

                                              __________________________________
                                              Marcus D. Wedner

       SUBSCRIBED AND SWORN to before me by Marcus D. Wedner on this ______ day of ________, 200__.

                                              __________________________________
                                              Notary Public, State of _______

                                              __________________________________
                                              Thomas E. Van Pelt, Jr.

       SUBSCRIBED AND SWORN to before me by Thomas E. Van Pelt, Jr. on this ____ day of _______, 200__.

                                      __________________________________________
                                      Notary Public, State of ________

                                      __________________________________________
                                      Christopher J. Perry

       SUBSCRIBED AND SWORN to before me by Christopher J. Perry on this _______ day of ________, 200__.

                                      __________________________________________
                                      Notary Public, State of ________

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